GUARANTY


	THIS GUARANTY is executed and delivered as of October 15, 1998, by Cunningham-Warren Properties, L.L.C., a Kansas limited liability company, having an address at 11915 Windsor, Leawood, Kansas 66209 ("C.W. Properties"), G. Windsor Warren, individually, ("G.W. Warren"), Hollis O. Cunningham, individually, ("H. Cunningham"), G. Windsor Warren, as trustee u/d/t dated July 19, 1991 as such Trust may be amended from time to time (the "Trust"), (each jointly and severally and each of C.W. Properties, G.W. Warren, H. Cunningham and the Trust being hereinafter referred to collectively as, the "Guarantor") in favor of Lombard Partners, L.P., a Missouri limited partnership having an address at 420 South Avenue, Springfield, Missouri 65806 (the "Partnership").

WITNESSETH THAT:

	WHEREAS, concurrently with the execution of this Guaranty, Cunningham-Warren Properties, L.L.C., a State of Missouri limited liability company, and (the "General Partner") and BCTC 94, Inc., a Massachusetts corporation (the "Special Limited Partner") and Boston Capital Tax Credit Fund IV, L.P. a Massachusetts limited partnership (the "Investment Partnership"), have entered into that certain Lombard Partners, L.P. Amended and Restated
Agreement of Limited Partnership of the Partnership (the "Agreement") pursuant to which the General Partner has agreed, inter alia, (i) to make certain Excess Development Cost advances and Operating Deficit Loans, (ii) to repurchase the Investment Partnership's Interest in certain circumstances, (iii) to guaranty payment of the Asset Management Fee and the Development Fee and (iv) to repay certain Credit Recovery Loans (as such terms are defined in the Agreement) and the Investment
Partnership has agreed to contribute capital to the Partnership according to the terms and conditions set forth therein, a true copy of which is attached hereto as Exhibit A, by this reference fully incorporated herein; and

	WHEREAS, the Guarantor acknowledges that the Investment Partnership, as a condition precedent to the making of said capital contributions, has required the execution of this Guaranty by the Guarantor and that the Investment Partnership is relying upon same in making said capital contributions; and

	WHEREAS, the Guarantor deems it to be in the Guarantor's financial advantage and benefit to execute this Guaranty in light of the Guarantor's financial interests in the Partnership.

	NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

	1. The Guarantor hereby jointly and severally, absolutely and unconditionally, guaranties, irrespective of the validity or enforceability of the Agreement or security therefor, the due and punctual performance of the General Partner's obligations, including, without limitation, the General Partner's obligations
(i) to make certain Excess Development Cost advances and Operating Deficit Loans in an amount of not greater than $250,000 during the five year period following Rental Achievement, all as set forth in Section 8.09(b) of the Agreement, (ii) to repurchase the Investment Partnership's Interest in certain circumstances,
(iii) to guaranty payment of the Asset Management Fee and the Development Fee and (iv) to repay certain Credit Recovery Loans (as such terms are defined in the Agreement); all of such guaranteed obligations being hereinafter sometimes referred to as the "Obligations".

	2. Except to the extent prohibited by law, the Guarantor expressly waives the following: presentment and demand for payment or performance of any of the Obligations or this Guaranty, notice of default or nonpayment of the Obligations under the Agreement or hereunder, and any other notice or demand required by law and lawfully waivable by Guarantor and not otherwise explicitly required hereunder; any defenses otherwise available to a surety or guarantor; any right to require suit against the General Partner or any other party before enforcing this Guaranty; and any right of subrogation to the Partnership's rights against the General Partner until the Obligations are paid or performed in full.

	3. The Guarantor hereby consents and agrees that renewals and extensions of time of payment, surrender, release, exchange, substitution, dealing with or taking of additional collateral security, making advances to perform Obligations then in default, taking or release of other guarantees, abstaining from taking guarantees, waivers of any defaults, rights or remedies and any and all other forbearances or indulgences granted to the General Partner or any other party may be made, granted and/or effected without notice to the Guarantor and without in any manner affecting any of the Guarantor's liability hereunder.

	4. The Guarantor agrees that the Guarantor shall remain bound under this Guaranty and that the Guarantor's obligations hereunder shall not be discharged, modified or in any way limited by the recovery of any judgment against the General Partner or any other Guarantor or obligor for the Obligations, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor except for final payment and performance in full of all of the Obligations in accordance with their respective terms and in accordance with this Guaranty. The Guarantor further agrees that the invalidity, irregularity or unenforceability of all or any part of the Obligations or any security therefor shall not affect, impair or be a defense to this Guaranty or discharge, modify or in any way limit the liability of the Guarantor hereunder. No modification, release, limitation or rendering void of the liabilities of the General Partner or of any other guarantor(s) of Obligations which occurs in or as a result of the operation of any existing or future federal or state laws affecting the rights of creditors, including without limitation the Federal Bankruptcy Code, shall discharge, modify or in any way limit the Guarantor's liability hereunder. If at any time all or any part of any previous payment applied to any of the Obligations must be returned by the recipient for any reason, whether as a result of a court order, administrative order, settlement or otherwise, the Guarantor is and shall remain jointly and severally liable hereunder for the full amount returned as if such amount had never been received by the recipient, notwithstanding any termination of this Guaranty or the cancellation of any of the Agreement or any other instrument or other agreement evidencing any or all of the Obligations.

	5. In the event that the Partnership or the Investment Partnership (or any partner of the Investment Partnership) becomes liable under any statute, regulation, ordinance or other provision of federal, state or local law pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenyls
(PCBs), and radon, the Guarantor shall jointly and severally indemnify and hold harmless the Partnership and the Investment Partnership (and any partner of the Investment Partnership) for any and all costs, expenses (including reasonable attorneys' fees), damages or liabilities to the extent that the Partnership or the Investment Partnership (or any partner of the Investment Partnership is required to discharge such costs, expenses, damages or liabilities in whole or in part from any source. The foregoing indemnification shall be a recourse obligation of the Guarantor and shall survive the dissolution of the Partnership and/or the insolvency or bankruptcy of the Guarantor.
	6. The Partnership and the Guarantor agree that so long as the Obligations hereunder remain outstanding, the Investment Partnership shall be a third party beneficiary under this Agreement and shall be entitled to enforce the provisions hereof as if it were a party hereto. The Guarantor hereby irrevocably authorizes and empowers the Investment Partnership, and irrevocably appoint the Investment Partnership, the Guarantor's attorney-in-fact, to demand, sue for, collect and receive every payment or advance due under the obligations and give security therefor and to file and invoke claims and such other proceedings in their names as the Investment Partnership may deem necessary or advisable to enforce the obligations under this Guaranty.

	7. Any notice to the Guarantor by the Partnership or the Investment Partnership at any time shall not imply that such notice or any further or similar notice was or is required. Any notice, demand, request or other communication given hereunder or in connection herewith (the "Notices") shall be deemed sufficient if in writing including telegraphic, telexed or telecopied communication, mailed, telegraphed, telexed or telecopied to the party to receive such Notice at such party's address first set forth above or at such other address as such party may hereafter designate by Notice given in like fashion. Notices shall be deemed given when received.

	8. The Guarantor further jointly and severally agrees to pay and/or reimburse the Partnership and Investment Partnership for any and all costs, expenses and reasonable attorneys' fees paid or incurred by the Partnership or the Investment Partnership in enforcing or collecting or endeavoring to enforce or collect the Obligations or in enforcing or endeavoring to enforce this Guaranty, to the extent that the Partnership and/or the Investment Partnership prevails in any such enforcement or collection.

	9. The Guarantor agrees that any and all existing or future indebtedness, liability or obligations of the General Partner to the Guarantor are and shall be fully subordinated to the Obligations until payment and/or performance of the Obligations in full so that during the continuance of any Event of Default under the Agreement with respect to the Obligations the Guarantor shall not be entitled to receive any amount due on any such indebtedness, liability or obligation of the General Partner to the Guarantor and in any event the Guarantor shall not accelerate same or exercise any remedies thereunder unless the Partnership or the Investment Partnership do so.

	10. The Guarantor further covenants and agrees that during such time as this Guaranty is in effect, the Guarantor will not make or permit any substantial diminution in the Guarantor's net worth (except as a result of guarantees and other transactions in the ordinary course of the Guarantor's business) without having first obtained the Investment Partnership's written consent therefor.

	11. The Guarantor consents and agrees to, and ratifies and confirms, all terms, covenants, promises, agreements or other provisions of the Agreement which expressly apply to the Guarantor.

	12. All rights and remedies afforded to the Partnership and the Investment Partnership by reason of this Guaranty, the Agreement, or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. No delay or omission by the Partnership or the Investment Partnership in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights or remedies hereunder, and no modification or amendment hereof, shall be deemed made by the Partnership or the Investment Partnership unless in writing and duly signed by the Partnership or the Investment Partnership. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy by the Partnership or the Investment Partnership, and no single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or of any other right or remedy.

13.  The Guarantor irrevocably:

	(i) agrees that any suit, action, or other legal proceeding arising out of this Guaranty may be brought in the courts of record of the State of Missouri or the courts of the United
States located in the State of Missouri; and

	(ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and

	(iii) waives any objection which either may have to the laying of venue of such suit, action or proceeding in any such courts and waive any right to a trial by jury in any of such courts.

	14. This Guaranty shall operate as a continuing, joint and several Guaranty of the Obligations, and shall be binding upon the Guarantor and the Guarantor's successors and assigns and shall inure to the benefit of the Partnership and the Investment Partnership and its successors and assigns. This Guaranty shall be governed by and construed in accordance with the laws of the State of Missouri.

	15. The provisions of this Guaranty are severable. Any provision of this Guaranty which is prohibited or unenforceable will be ineffective to the extent of such prohibition or unenforceability without invalidating or modifying the remaining provisions of this Guaranty. Any such prohibited or unenforceable provision will be reformed to the extent necessary to make it enforceable in a manner carrying out the intention of the parties as nearly as is possible.

	16. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

	IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed under seal as of the date first written above.

WITNESS:



_______________________________
GUARANTOR:

Cunningham-Warren Properties.
L.L.C.

By:  /s/ Hollis O. Cunningham
     Hollis O. Cunningham,
Manager


_______________________________


By:  /s/ G. Windsor Warren
       G. Windsor Warren


_______________________________


/s/ Hollis O. Cunningham
       Hollis O. Cunningham





_______________________________


Windsor Warren Trust
u/d/t dated July 19, 1991

/s/ G. Windsor Warren

 G. Windsor Warren, as Trustee




EXHIBIT A

[Attach copy of [NAME OF PARTNERSHIP AGREEMENT]]